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                                                                    Exhibit 10.1
                                 LOAN AGREEMENT

Between Aperian Inc. Phoenix, USA (hereinafter referred to as the "Borrower")

And PICTET & Cie, Bankers, 29 Boulevard Georges Favon, 1204 GENEVA (hereinafter referred to as the "Bank")

The Borrower and the Bank hereby declare that they are concluding a loan agreement between them on the following terms and conditions:

1. NATURE OF THE LOAN

The loan granted by the Bank to the Borrower will take the form of:

A)     [ ]   - a fixed-term loan         B)  [X]    - an authorised overdraft

2. MAXIMUM AMOUNT TO BE LENT

The maximum amount which the Bank shall lend to the Borrower is:

USD 10'000'000. -- (USDOLLAR TEN MILLION)

3. GUARANTEES

Pledge of the Borrower's portfolio(s) No(s)

Pledge of a third party's portfolio(s) No(s) I-620'957

Other guarantees USD 4'000'000. --FROM GOLDMANN SACHS BANK (SCHWEIZ) AG

4. INTEREST RATE

A) The interest rate is fixed at ______% for the term of the loan (maximum one year). The rate will be reviewed in the event of the loan being rolled over at term, as agreed by the contracting parties or, failing this, the rate will be set in accordance with the relevant going rate on the capital market. (Foreign exchange_________)

OR

B) The interest rate is currently set at last 3 month average USD Libor +1%. This rate may be amended by the Bank at all times and without notice being served in the light of the developments on the capital market.

5. PAYMENT OF INTEREST
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Interest installments are calculated and debited by the Bank on a quarterly basis at end-March, end-June, end-September and end-December of each year.

The interest shall be paid by the Borrower according to the following terms:
Quarterly but all the interest shall be paid off at term at the latest.

The Borrower hereby authorises the Bank to deduct from one of his/her ordinary accounts automatically, without giving notice, those interest payments that are due.

6. REIMBURSEMENT OF THE LOAN

The loan could be repaid at any time but no later than June 30, 2002.

7. TERM OF THE LOAN

The term date of the loan is fixed at June 30, 2001 at latest, but can be renewed for another period with the mutual agreement of the parties with 1 month notice in advance.

If no term date is set, the loan will be considered to have come to term after 12 months have elapsed from the date on which this agreement was signed.

8. RESCINDING THE AGREEMENT

In the event of a delay of over 10 days, counting from the term date agreed above, concerning the repayment of all sums outstanding - capital and/or interest - the Bank is hereby authorised to rescind this agreement and to realize - without having to serve formal notice on the Borrower or having to instigate proceedings as laid down in the provisions in clause 11 below.

Unless the agreement is rescinded by the Bank, this agreement is deemed to have been tacitly renewed for a period identical to that fixed at the outset.

9. OVERSHOOT ON THE CREDIT LIMIT

The Borrower hereby undertakes to comply with the maximum credit limits that were granted to him and calculated on the basis of the assets held in safekeeping by the Bank and pledged to the Bank as security for the Borrower's liabilities.

The Borrower henceforth authorises the Bank to lower the above credit limit unilaterally, should there be any decline in the value or deterioration in the quality of the assets pledged to the Bank as security for the Borrower's liabilities.

10. DEMAND FOR ADDITIONAL COLLATERAL SECURITY

The Bank is authorised to demand additional collateral security from the Borrower through bringing new assets within a deadline set by the Bank when the pledge value of the assets in safekeeping at the Bank no longer corresponds to the criteria set according to it own appreciation.
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If the Borrower does not comply with the Bank's demand, the Bank may proceed according to paragraph 11 at its own discretion.

11. ENFORCEMENT OF COLLATERAL SECURITY

In the event the Borrower does not restore the credit limit required by the Bank or does not reimburse all sums outstanding - in capital and/or interest - within the deadline set in accordance with clause 8 above, the Borrower hereby authorises the Bank - without the Bank being obliged to do so - to foreclose all or part of the assets pledged by the Borrower or third parties to the Bank, pursuant to the general deed(s) of pledge and assignment mentioned above, and without having to instigate proceedings as laid down in the legislation on the recovery of debts or bankruptcy, in the appropriate manner, order and deadlines, in or ex stock exchange.

The Borrower hereby release the Bank from all responsibility concerning the foreclosure on the assets pledged by the Borrower as guarantee under the terms of this loan agreement if the Bank is acting in accordance with the provisions of this clause.

12. NOTIFICATION TO THE BORROWER

In accordance with the Bank's General Business Conditions, the Borrower releases the Bank in advance from all liability, should communications that the Bank has sent to the Borrower's last known address or has retained, on the Borrower's request, at the Bank not reach the Borrower in person.

13. GENERAL CONDITIONS

Furthermore, the General Business Conditions shall apply to the Bank's relationship with its Clients.

14. APPLICABLE LAW AND PLACE OF JURISDICTION

This agreement shall be governed by Swiss law. All disputes which may arise in connection with this loan agreement will be subject to the competence of the Geneva courts, subject to an appeal to the Swiss Federal Court. For the execution of the obligations for which he/she is responsible pursuant to this agreement, as well as for all related proceedings measures, the Borrower declares to elect domicile for him/herself and his/her beneficial owners at PICTET & CIE, GENEVA.

Geneva, July 25, 2001

The Borrower                                      The Bank
                                                  Pictet & Cie

/s/  Kevin Craig                                  /s/ Signature illegible
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CEO/President
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Aperian, Inc.
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